UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2008

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

                On February 13, 2008, SI International, Inc. and its subsidiaries (“SI International”) entered into a Second Amended and Restated Credit Agreement (“Credit Agreement”) with a syndicate of lenders, including Wachovia Bank, National Association, which acted as administrative agent for the lenders.

The Credit Agreement amended and restated the terms and conditions of the Amended and Restated Credit Agreement entered into on February 9, 2005, as amended, by increasing the amount available under the revolving line of credit to $140 million.  The Credit Agreement includes $60 million in term debt.  The term loan facility requires final payment in full on the term loan maturity date of February 13, 2013.  Additionally, SI International borrowed approximately $56.7 million from the revolving line of credit facility under the Credit Agreement. The outstanding balance under the revolving line of credit facility will accrue interest at a variable rate, with interest only payments being required until the facility matures on February 13, 2013.  SI International may repay either or both of the term loan facility and the revolving loan facility in whole or in part at anytime prior to their respective maturity dates.

The foregoing description is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

                On February 13, 2008, SI International entered into the Credit Agreement, the terms of which are described in Item 1.01 above.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated February 13, 2008, by and among SI International, as the Parent Borrower, each of the Subsidiary Borrowers identified on the signature pages thereto, the several banks and financial institutions from time to time parties to such Second Amended and Restated Credit Agreement, and Wachovia Bank, National Association, as Administrative Agent.*

*  Included with this filing.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals, financial information or reporting, and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the risks associated with the competitive process or environment (including as a result of bid protests); and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Executive Vice President, Chief Financial Officer, and Treasurer

Dated:    February 19, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated February 13, 2008, by and among SI International, as the Parent Borrower, each of the Subsidiary Borrowers identified on the signature pages thereto, the several banks and financial institutions from time to time parties to such Amended and Restated Credit Agreement, and Wachovia Bank, National Association, as Administrative Agent.*

*  Included with this filing.